List of Subsidiaries

All subsidiaries of Stilwell listed below are included in the consolidated financial statements unless otherwise indicated.
                                                                State or other
                                               Percentage      Jurisdiction of
                                                   of          Incorporation or
                                               Ownership         Organization
                                              ------------     ----------------
Animal Resources Inc. (1)                          49%           Missouri
Berger LLC (3)                                     87            Nevada
Bay Isle Financial LLC (2)                         100           Delaware
Berger Bay Isle, LLC                               100           Delaware
Berger Distributors, LLC (4)                       100           Colorado
DST Systems, Inc. *                                33            Missouri
Fountain Investments, Inc.                         100           Missouri
Fountain Investments UK                            100           United Kingdom
Janus Capital Corporation                          98            Colorado
Janus Capital International, Ltd. (5)              100           Colorado
Janus Capital Trust Manager Limited (9)            100           Ireland
Janus Institutional Services, Inc. (5)             100           Colorado
Janus International (Asia) Ltd. (9)                100           Hong Kong
Janus International Limited (9)                    100           England & Wales
Janus International Holding Company (10)           100           Nevada
Janus Distributors, Inc. (5)                       100           Colorado
Janus Service Corporation (5)                      100           Colorado
Joseph Nelson Limited (6)                          100           United Kingdom
Martec Pharmaceutical, Inc.*(1)                    49            Delaware
Nelson Investment Planning Limited (7)             100           United Kingdom
Nelson Investment Management Limited (6)           100           United Kingdom
Nelson Money Managers plc (8)                      81            United Kingdom
PVI, Inc.                                          100           Delaware
Stilwell Management, Inc.                          100           Delaware
Stilwell UK Limited                                100           United Kingdom
Taproot Limited (6)                                100           United Kingdom

*Unconsolidated Affiliate, Accounted for Using the Equity Method
(1)      Subsidiary of PVI, Inc.
(2)      Unconsolidated Affiliate of Berger LLC.
(3) Subsidiary of Stilwell Management, Inc. Berger LLC is the successor to the operating assets and business of Berger Associates, Inc. as of September 30, 1999.
(4) Subsidiary of Berger LLC. Berger Distributors, LLC converted from a Colorado corporation to a Colorado limited liability company as of September 30, 1999.
(5)      Subsidiary of Janus Capital Corporation
(6)      Subsidiary of Nelson Money Managers plc
(7)      Subsidiary of Joseph Nelson Limited
(8)      Subsidiary of Stilwell UK Limited
(9)      Subsidiary of Janus International Holding Company
(10)     Subsidiary of Janus Capital International Ltd.